UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 10, 2006

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24990	94-1266151
(Commission File Number)	(I.R.S. Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                           Entry into a Material Definitive Agreement

Effective March 7, 2006, Westaff, Inc. (the “Company”) and Stephen J. Russo, Senior Vice President, Field Operations of the Company, mutually agreed to end his employment with the Company and terminate his Employment Contract, dated as of July 1, 2004, as amended (the “Employment Contract”). Under the Employment Contract, either party can terminate by giving the other party at least two weeks’ advance notice of termination.  If the Company terminates without the advance notice, the Company is obligated to pay the equivalent of two-weeks’ pay in lieu of the notice. The Employment Contract was amended on August 6, 2004 to include Mr. Russo’s eligibility for transition compensation for up to one year following a change in control, or in the event of his job elimination, and he has not been offered a comparable position which is a position similar in responsibility, skill requirements and work schedule as his current position, a position for which the salary offered would require no more than 10% reduction in his then current pay. He would be eligible to receive transition compensation in the form of a single lump sum payment equivalent to twenty-six (26) weeks of his then current base salary less appropriate withholdings, provided that he is an active regular employee at the time of the elimination of his job and he has not voluntarily terminated his employment prior to the elimination of this job. Effective September 19, 2004, the Employment Contract was further amended to expand the definition of “Change in Control” to include any transactions within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. The Employment Contract was further amended effective August 17, 2005 to expand the definition of “Elimination of job” to include the statement “and you have not been offered a position that would require you to travel 30 miles or less from your current primary place of work.”

Mr. Russo executed a Confidential General Releases, dated as of March 10, 2006 (the “Release”), for the benefit of the Company and its subsidiaries, setting forth the terms related to Mr. Russo’s departure from the Company and the termination of his Employment Contract.  Pursuant to the Release, under which Mr. Russo releases all claims that he has against the Company and its affiliates related to his employment and termination, Mr. Russo will be paid his present salary and accrued, but unused vacation pay through March 7, 2006, plus two weeks’ pay in lieu of notice. Mr. Russo will also receive a lump sum payment equal to five (5) month’s of his most recent annual base salary, or $91,667.00, and an amount equivalent to the Company’s portion of Mr. Russo’s COBRA continuation payments through August 7, 2006.  Mr. Russo will no longer receive other employee benefits from the Company as of March 7, 2006.  A copy of the Confidential General Release is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02                                         Termination of a Material Definitive Agreement

The disclosures contained in Items 1.01 above are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Document

99.1	Confidential General Release, dated as of March 10, 2006, by Stephen J. Russo, for the benefit of Registrant and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer
Date: March 16, 2006

EXHIBIT INDEX

Item 99.1                                             Confidential General Release, dated as of March 10, 2006, by Stephen J. Russo, for the benefit of Registrant and its subsidiaries.